Exhibit 10.19.1

Google Affiliate Network Online Program Terms and Conditions

Introduction. This agreement (“Agreement”) between You and Google Inc. (“Google”) consists of: (a) these Google Affiliate Network Online Program (the “GAN Program”) Terms and Conditions (“GAN Terms”); (b) the Google Affiliate Network Online Program Policies (the “GAN Program Policies”), located at http://www.google.com/ads/affiliatenetwork/publisher/program-policies.html or such other URL as Google may provide from time to time; and (c) the Google AdSense Online Program Standard Terms and Conditions (“AdSense Online Terms”), located at https://www.google.com/adsense/static/en US/LocalizedTerms.html or such other URL as Google may provide from time to time. “You” or “Publisher” means any entity identified in an enrollment form submitted by the same or affiliated persons, and/or any agency or network acting on its (or their) behalf, which shall also be bound by the terms of this Agreement. Your participation in the GAN Program is subject to Google’s prior approval and Your continued compliance with the Agreement. If there is a conflict between the terms, then the GAN Terms and the GAN Program Policies shall control over the AdSense Online Terms. Any capitalized terms not defined herein shall have the meaning set forth in the AdSense Online Terms. Any reference to the “Program” in the AdSense Online Terms also refers to the GAN Program where appropriate.

1.	GAN Program FAQ. A description of the GAN Program, as generally offered by Google, is available at the Google Affiliate Network Help URL, located at http://www.google.com/support/affiliatenetwork/ or such other URL as Google may provide from time to time.

2.	Relationship with Advertisers. An advertiser may require You to accept and comply with additional terms and conditions (“Advertiser Specific Terms”), which are between You and such advertiser. You agree and acknowledge that an advertiser may, in its sole discretion, direct You to immediately cease the display of any Ad(s) for the advertiser. Upon receiving such notice in writing (which may be via email), You must immediately remove the Ad(s) from Your Property. In the event that any advertiser (or Google on behalf of any advertiser) directs You to cease display of that advertiser’s Ad(s), You may not subsequently display any of that advertiser’s Ads directly through the GAN Program or indirectly through another GAN Program account without express written approval from the advertiser or Google.

3.	Payment Terms.

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Adjustments to Commissions. The commissions that are tracked and calculated by the GAN system, and that are displayed to You in the GAN interface, are preliminary pending adjustments by Google and advertisers. Each advertiser may adjust the commission amount owed to You based on Your compliance with applicable Advertiser Specific Terms or for any other reason at the advertiser’s discretion.

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Timing of Payment. Notwithstanding anything to the contrary contained in the AdSense Online Terms, Google shall pay You within thirty (30) days after the end of the month in which Google has received the relevant payment from the applicable advertiser, as allocated and determined by Google.

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Chargebacks. In addition to Google’s rights to withhold payment or charge back Your account provided in the AdSense Online Terms, Google is authorized to charge back any amount paid to You as directed by an advertiser or as a result of Your breach of this Agreement.

4.	Publisher Software Application Guidelines. If Publisher is using a Publisher Software Application, the Publisher Software Application must (a) be approved by Google in writing (which may be by email), and (b) comply with the GAN Publisher Software Application Guidelines (the “Publisher Software Application Guidelines”), located at http://www.google.com/ads/affiliatenetwork/publisher/softvvare guidelines.html or such other URL as Google may provide from time to time. “Publisher Software Application” means any application, plug-in, helper, component, or other executable code that runs on an end user’s computer for use with the GAN Program.

5.	Contact Information Disclosure. You agree and acknowledge that Your contact information, including but not limited to Your name and email address, may be made available to advertisers and potential advertisers via the GAN interface.

Entire Agreement. This Agreement is the parties’ entire agreement relating to the GAN Program and terminates and supersedes any prior or contemporaneous agreements on that subject (including, without limitation, any and all agreements entered into with Performics and/or Google Affiliate Network).